Exhibit 99.1

               Interpublic announces sale of Motorsports Circuits

The Interpublic Group of Companies, Inc "Interpublic" announces today that it has agreed to sell four of the motorsport circuits owned by Brands Hatch Circuits Limited to MotorSport Vision Limited for an undisclosed sum. The sale includes Brands Hatch, Oulton Park, Cadwell Park and Snetterton.

As a result of the sale, Interpublic's interest in UK motorsport will now focus on the Silverstone circuit. Brands Hatch Circuits Limited will be re-named Silverstone Motorsport Limited. The deal does not affect its interests and commitments in relation to Silverstone including the remaining payments under an executory contract and an operating lease.

MotorSport Vision Limited is a new company led by Jonathan Palmer that has been established for the purposes of owning and developing the four circuits. The new company will complement Jonathan's existing PalmerSport activities based at Bedford Autodrome, which provides motorsport events for the corporate market.

Andrew Waller, who remains with Interpublic to become managing director of Silverstone Motorsport Limited, commented: "We are delighted that Jonathan Palmer and his team are acquiring the four circuits and believe that our sale to his company will help to safeguard the future interests of UK motorsport ".

Jonathan Palmer managing director of MotorSport Vision commented: "Race driving, commentary and motorsport business have dominated my life and I am thrilled to have been successful in acquiring four of the most famous motorsport circuits in Britain. We are absolutely committed to developing motor racing at the circuits and believe that through innovation and quality enhancement we can revitalise one of the UK's most exciting sports.

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include Draft, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Universal McCann and Weber Shandwick Worldwide. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

Cautionary Statement

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of global, national and regional economic and political conditions, Interpublic's ability to attract new clients and retain existing clients, the financial success of Interpublic's clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world and the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

Interpublic's liquidity could be adversely affected if Interpublic is unable to access capital or to raise proceeds from asset sales. In addition, Interpublic could be adversely affected by developments in connection with the purported class actions and derivative suits that it is defending or the SEC investigation relating to the restatement of its financial statements. Its financial condition and future results of operations could also be adversely affected if Interpublic recognizes additional impairment charges due to future events or in the event of other adverse accounting-related developments.

At any given time, Interpublic may be engaged in a number of preliminary discussions that may result in one or more acquisitions or dispositions. These opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by Interpublic. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any of these transactions may lead to increased volatility in the trading price of Interpublic's securities.

The success of recent or contemplated future acquisitions will depend on the effective integration of newly acquired businesses into Interpublic's current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

Investors should evaluate any statements made by Interpublic in light of these important factors.

CONTACT: For: The Interpublic Group of Companies, Inc., New York

Press:

Philippe Krakowsky, 212-399-8088

or

General Inquiries:

Julie Tu, 212-445-8456

or

Analysts:

Dan Leib, 212-621-5767

SOURCE: The Interpublic Group of Companies, Inc."


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